Exhibit 10.58

AGREEMENT AND GENERAL RELEASE

        MedImmune, Inc. and Gregory S. Patrick, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as "Employee"), agree that:

        1.    Last Day of Employment.    Employee's last day of employment with Employer is January 16, 2004.

        2.    Consideration.    In consideration for signing this Agreement and General Release and compliance with the promises made herein, Employer agrees:

          a.     to pay Employee severance payments in the form of semi-monthly payment of the Employee's base salary (as in effect immediately prior to his last day of employment with Employer) and of the Pro-Rata Bonus Amount for a period of 12 months following the Employee's last day of employment with Employer. Said payments shall commence on the next regularly scheduled payday after January 16, 2004 and after Employer receives a signed original of the letter attached hereto as Exhibit A. For the purposes of this Agreement, "Pro-Rata Bonus Amount" shall mean one-twenty-fourth (1/24th) of the average of the three most recent annual cash bonuses paid to the Employee prior to the date of his termination, including the payment in paragraph "2", section "b" below. Each semi-monthly payment will total an amount of $19,513.92, less lawful deductions.

          b.     to pay Employee a one-time payment in the amount of $100,000.00, less lawful deductions, for his final annual cash bonus.

          c.     to provide senior executive outplacement services to Employee for a period not to extend beyond twelve (12) months from the last day of employment with Employer.

          d.     to pay Employee any remaining accrued vacation, as required by law and MedImmune policy. The amount paid to Employee following Employee's last day of employment shall be reduced by any vacation taken between the date of this agreement and Employee's last day of employment.

          e.     to allow Employee to retain his 401(k) account in accordance with plan terms and IRS guidelines.

          f.      if Employee elects to continue medical and/or dental coverage under the MedImmune Plan in accordance with the continuation requirements of COBRA, the Employer shall pay for the cost of said coverage beginning on the last day of employment and ending on January 31, 2005. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at his own expense. If the COBRA participant elects to participate in a plan other than the MedImmune Plan at any point during the coverage period, participant must notify MedImmune immediately.

        3.    No Consideration Absent Execution of this Agreement.    Employee understands and agrees that he would not receive the monies and/or benefits specified in paragraph "2" above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

        4.    General Release of Claims.    Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current and former employees, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreement as "Employer"), of and from any and all claims, known and unknown,

Employee has or may have against Employer as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

  •
  Title VII of the Civil Rights Act of 1964, as amended;

  •
  The Civil Rights Act of 1991;

  •
  Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

  •
  The Employee Retirement Income Security Act of 1974, as amended ("ERISA");

  •
  The Immigration Reform and Control Act, as amended;

  •
  The Americans with Disabilities Act of 1990, as amended;

  •
  The Age Discrimination in Employment Act of 1967, as amended;

  •
  The Workers Adjustment and Retraining Notification Act, as amended;

  •
  The Occupational Safety and Health Act, as amended;

  •
  Maryland Human Relations Commission Act (MHRCA)—Md. Code Art. 49B §1 et seq.;

  •
  Maryland Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers' Compensation Claim—Md. Labor & Employment Code § 9-1105;

  •
  Maryland Equal Pay Law—Md. Labor & Employment Code § 3-301 et seq.;

  •
  Maryland Adoption Leave Law—Md. Labor & Employment Code §§ 3-801 and 3-802;

  •
  Maryland Medical Information Bias Law—Md. Labor & Employment Code § 5-604;

  •
  Maryland Military Leave Law—Md. Public Safety Code sec. 13-705;

  •
  Maryland law protecting witnesses, jurors and victims who attend court proceedings, Md. Courts and Judicial Proceedings Code §§8-105, 9-205;

  •
  Maryland Day of Rest Law—Md. Labor & Employment Code § 3-704;

  •
  Maryland Wage Payment and Work Hour Laws—Md. Labor & Employment Code §§ 3-401 et seq. and 3-501 et seq.;

  •
  Maryland Occupational Safety & Health Act, as amended—Md. Labor & Employment Code § 5-101 et seq.;

  •
  Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

  •
  Any public policy, contract, tort, or common law; or

  •
  Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

        5.    Affirmations.

        Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Employer in any forum or form.

        Employee further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him, except (1) any already vested benefit under ERISA, and (2) as provided in this Agreement and General Release.

        Employee furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

        Employee acknowledges that because of circumstances unique to him including, but not limited to, irreconcilable differences with Employer, he is not qualified to hold any position with Employer now or in the future and, therefore, shall not apply in the future for employment with Employer.

        Employee affirms that he has returned any and all of Employer's property in his possession or control.

        6.    Confidentiality.    Employee agrees not to disclose any information regarding the existence or substance of thus Agreement and General Release, except to his spouse, tax advisor, and an attorney with whom Employee chooses to consult regarding his consideration of this Agreement and General Release. Employee also affirms he has not divulged any proprietary or confidential information of Employer and will not divulge such information at anytime hereafter.

        7.    Indemnification.        MedImmune, Inc. agrees to indemnify employee against all liabilities and expenses, including reasonable attorneys' fees, actually or necessarily incurred by or imposed upon him in connection with any proceeding in which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the corporation, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses and liabilities accrue, except in such cases wherein the director, officer or employee is adjudged guilty of will-ful misfeasance or malfeasance or negligence in the performance of his duties."

        8.    Governing Law and Interpretation.    This Agreement and General Release shall be governed and conformed in accordance with the laws of the state in which Employee was employed at the time of his last day of employment without regard to its conflict of laws provision. In the event the Employee breaches any provision of this Agreement and General Release, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

        9.    Nonadmission of Wrongdoing.    The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.

        10.    Amendment.    This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

        11.    Revocation.    Employee may revoke this Agreement and General Release for a period of seven (7) calendar days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Pamela J. Lupien and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Pamela J. Lupien or her designee, or mailed to Pamela J. Lupien and postmarked within seven (7) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which Employee was employed at the time of his last day of employment, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

        12.    Entire Agreement.    This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except the Employee Proprietary Information and Invention Agreement. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

        EMPLOYEE HAS BEEN ADVISED THAT HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

        EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

        HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

        IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

/s/ GREGORY S. PATRICK Gregory S. Patrick
Date:	December 31, 2003
MedImmune, Inc.
By:	/s/ PAMELA J. LUPIEN Pamela J. Lupien
Date:	December 31, 2003
By:	/s/ DAVID M. MOTT David M. Mott
Date:	January 5, 2004